EXHIBIT 99.1
NEWS RELEASE

Murphy Oil Corporation Announces Third Quarter Results
Exceeded Upper End of Production Guidance
Achieved Exploration Success in Vietnam
Advanced Appraisal Program Offshore Côte d’Ivoire
Initiated First Oil at Lac Da Vang (Golden Camel) Offshore Vietnam
Commenced Production from Chinook #8 in the Gulf of America
Raised Full Year 2026 Production Guidance

HOUSTON, Texas, November 4, 2026 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2026. As a supplement to this release, Murphy has also furnished a Quarterly Stockholder Update.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).†

(Millions of dollars, except volumes and per share amounts)	Three months ended September 30, 2026
Net income attributable to Murphy	$171.1
Net income attributable to Murphy per common share - Diluted	$1.17
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP) [1]	$158.4
Adjusted net income from continuing operations per average common share - Diluted (Non-GAAP) [1]	$1.08
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$510.9
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$543.9
Net cash provided by continuing operations activities	$540.5
Operating cash flow excluding working capital adjustments (Non-GAAP) [1]	$515.0
Free cash flow (Non-GAAP) [1]	$48.2
Oil production, net (BOPD) [2]	84,164
Total production, net (BOEPD) [2]	186,495
Capital expenditures (CAPEX)	$422.2
Lease operating expense from continuing operations ($/BOE) [2]	$8.20
1 Please see our schedules of adjusted net income, adjusted EBITDA and adjusted EBITDAX and free cash flow for details and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Barrels of oil per day (BOPD), barrels of oil equivalent (BOE) and barrels of oil equivalent per day (BOEPD).

Highlights for the third quarter include:
•Produced 186,500 BOEPD, above quarterly guidance of 171,000 to 179,000 BOEPD, driven by accelerated Eagle Ford Shale activity, new well outperformance and lower royalties in the Tupper Montney, and minimal storm downtime in the Gulf of America
•Raised full-year production guidance to a range of 176,000 to 178,000 BOEPD, reflecting a 6,000 BOEPD midpoint increase
•Advanced the Bubale appraisal program offshore Côte d’Ivoire, with the Bubale West-1X well encountering approximately 88 feet of net oil pay in the Turonian reservoir and additional hydrocarbons in the deeper Albian reservoir
•Discovered oil at the Lac Da Trang (White Camel) North-1X exploration well offshore Vietnam, encountering approximately 131 feet of net oil pay
•Achieved first oil from the Lac Da Vang (Golden Camel) development offshore Vietnam, less than three years after project sanction
•Commenced production from the Chinook #8 development well in the Gulf of America, with production in line with expectations
•Brought online 14 operated and four non-operated wells in the Eagle Ford Shale and eight wells in the Tupper Montney
Subsequent to the third quarter:
•Secured six exploration blocks from the August Gulf of America federal offshore lease sale
•Signed agreements with the government of Mauritania for two offshore exploration blocks
“The results we delivered this quarter reflect our ability to create value at every stage of the asset life cycle. From finding oil to efficiently bringing it online and reliably operating our assets, this breadth of capabilities is what differentiates Murphy,” stated Eric M. Hambly, President and Chief Executive Officer.
SHAREHOLDER RETURNS
During the third quarter of 2026, Murphy paid $50 million in quarterly dividends to the shareholders.
While the Company elected not to repurchase shares in the third quarter, it retains significant flexibility with $550 million remaining under its share repurchase authorization. As of September 30, 2026, there were 143.4 million shares outstanding.

FINANCIAL POSITION
Murphy had approximately $2.50 billion of liquidity on September 30, 2026, comprised of the undrawn $2.00 billion senior unsecured credit facility and approximately $500 million of cash and cash equivalents, inclusive of NCI.
As of September 30, 2026, Murphy’s total debt was $1.63 billion, approximately $80 million higher than the prior quarter, reflecting the recognition of a finance lease for the Lac Da Vang FSO (Floating Storage and Offloading) vessel in Vietnam through 2039. The Company’s $1.54 billion of long-term, fixed-rate notes have a weighted average maturity of 8.4 years and a weighted average coupon of 6.3 percent.
ONSHORE OPERATIONS SUMMARY
In the third quarter of 2026, the onshore business produced approximately 125,400 BOEPD, which included 34 percent liquids.

Onshore	Oil Production (BOPD)	Total Production (BOEPD)
Eagle Ford Shale	30,200	43,600
Tupper Montney	200	76,000
Kaybob Duvernay	3,700	5,800
Eagle Ford Shale – Brought online 14 operated wells in Catarina and four non-operated wells in Tilden.
Onshore Canada – Brought online an eight-well pad in Tupper Montney.
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, the offshore business produced approximately 61,100 BOEPD in the third quarter of 2026, which included 88 percent liquids.

Offshore	Oil Production (BOPD)	Total Production (BOEPD)
Gulf of America	42,900	53,900
Canada	7,000	7,000
Vietnam and Brunei	200	200
Gulf of America – Commenced production from the Chinook #8 development well, which reached a peak gross rate of approximately 15,000 BOEPD and is producing in line with expectations.
Vietnam – Achieved first oil from the Lac Da Vang (Golden Camel) development project, with initial production in line with expectations.

PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
The Company is raising its full year 2026 production range to 176,000 to 178,000 BOEPD, consisting of approximately 48 percent oil and 54 percent liquids volumes. This represents a 6,000 BOEPD increase in the midpoint of the previous range.
The table below illustrates fourth quarter and full year 2026 guidance.

4Q 2026 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	26,700	7,200	33,500	39,500
Gulf of America, excl. NCI	45,200	3,100	37,400	54,500
Tupper Montney	100	—	426,500	71,200
Kaybob Duvernay	3,100	500	8,400	5,000
Offshore Canada	6,800	—	—	6,800
Vietnam	700	—	400	800
Brunei	200	—	—	200

Total Net Production, excl. NCI [1] (BOEPD)		174,000 to 182,000
Capital Expenditures, excl. NCI [2] ($ MM)		$190
Exploration Expense [3] ($ MM)		$40

Full Year 2026 Guidance
Total Net Production, excl. NCI [4] (BOEPD)		176,000 to 178,000
Capital Expenditures, excl. NCI [5] ($ MM)		$1,500 to $1,600
Exploration Expense [6] ($ MM)		$195

[1] Excludes noncontrolling interest of MP GOM of 5,500 BOPD of oil, 200 BOPD of NGLs and 1,500 MCFD natural gas
[2] Excludes noncontrolling interest of MP GOM of $5 million
[3] Primarily G&G costs, no dry hole costs in 4Q
[4] Excludes noncontrolling interest of MP GOM of 5,400 BOPD of oil, 200 BOPD of NGLs and 1,800 MCFD natural gas
[5] Excludes noncontrolling interest of MP GOM of $70 million
[6] Includes dry hole expense of $90 MM
The table below details the 2026 onshore well delivery plan by quarter.

2026 Onshore Wells Online
	1Q 2026A	2Q 2026A	3Q 2026A	4Q 2026E	2026E Total
Eagle Ford Shale	15	6	14	—	35
Kaybob Duvernay	—	4	—	—	4
Tupper Montney	—	—	8	—	8
Non-Op Eagle Ford Shale	—	—	4	—	4
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 24 percent.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 5, 2026
Murphy will host a conference call to discuss third quarter 2026 financial and operating results on Thursday, November 5, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 833-461-5787, conference ID 940122717. For additional information, please refer to the Third Quarter 2026 Earnings Presentation and Quarterly Stockholder Update available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2026, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of the non-GAAP financial measures of adjusted net income from continuing operations attributable to Murphy, EBITDA, EBITDAX, adjusted EBITDA, adjusted EBITDAX, free cash flow and adjusted free cash flow to the most directly comparable GAAP financial measures for such periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The Company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the Company to continue its outstanding legacy and exceptional reputation. The Company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the Company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the ongoing conflict in the Middle East involving Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
† In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2026	2025	2026	2025
Revenues and other income
Revenue from production	$849,175	$720,966	$2,507,861	$2,076,761
Gain on derivative instruments	—	5,722	—	7,071
Gain on sale of assets and other operating income	5,799	6,297	8,972	10,434
Total revenues and other income	854,974	732,985	2,516,833	2,094,266
Costs and expenses
Lease operating expenses	149,174	184,353	436,357	604,986
Severance and ad valorem taxes	13,561	12,288	42,298	31,766
Transportation, gathering and processing	47,045	48,146	139,380	151,067
Exploration expenses, including undeveloped lease amortization	33,111	32,502	155,229	57,389
Selling and general expenses	40,537	30,858	114,077	98,692
Depreciation, depletion and amortization	271,432	283,465	787,914	736,949
Accretion of asset retirement obligations	15,056	14,676	44,440	43,153
Impairment of assets	—	115,002	—	115,002
Other operating expense	28,574	5,902	47,721	13,364
Total costs and expenses	598,490	727,192	1,767,416	1,852,368
Operating income from continuing operations	256,484	5,793	749,417	241,898
Other income (loss)
Other income (loss)	2,863	15,271	23,962	(14,631)
Interest expense, net	(24,199)	(24,726)	(78,093)	(73,302)
Total other loss	(21,336)	(9,455)	(54,131)	(87,933)
Income (loss) from continuing operations before income taxes	235,148	(3,662)	695,286	153,965
Income tax expense	39,355	4,157	166,330	37,911
Income (loss) from continuing operations	195,793	(7,819)	528,956	116,054
Income (loss) from discontinued operations, net of income taxes	(259)	(497)	(1,238)	172
Net income (loss) including noncontrolling interest	195,534	(8,316)	527,718	116,226
Less: Net income (loss) attributable to noncontrolling interest	24,414	(5,343)	71,437	23,883
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$171,120	$(2,973)	$456,281	$92,343
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$1.19	$(0.02)	$3.19	$0.64
Discontinued operations	—	—	(0.01)	—
Net income (loss)	$1.19	$(0.02)	$3.18	$0.64
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$1.17	$(0.02)	$3.14	$0.64
Discontinued operations	—	—	(0.01)	—
Net income (loss)	$1.17	$(0.02)	$3.13	$0.64
Cash dividends per common share	$0.350	$0.325	$1.050	$0.975
Average common shares outstanding (thousands)
Basic	143,377	142,731	143,270	143,245
Diluted	146,123	142,731	145,970	143,976

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2026	2025	2026	2025
Operating Activities
Net income (loss) including noncontrolling interest	$195,534	$(8,316)	$527,718	$116,226
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	271,432	283,465	787,914	736,949
Deferred income tax expense	42,728	2,089	135,277	23,305
Unsuccessful exploration well costs and previously suspended exploration costs	6,114	859	86,699	83
Accretion of asset retirement obligations	15,056	14,676	44,440	43,153
Long-term non-cash compensation	15,165	6,498	40,858	28,514
Amortization of undeveloped leases	2,419	2,998	7,254	6,907
(Income) loss from discontinued operations	259	497	1,238	(172)
Unrealized gain on derivative instruments	—	(2,533)	—	(3,904)
Impairment of assets	—	115,002	—	115,002
Net (increase) decrease in non-cash working capital	25,456	(28,378)	(15,021)	(20,473)
Other operating activities, net	(33,647)	(47,426)	(98,768)	(47,428)
Net cash provided by continuing operations activities	540,516	339,431	1,517,609	998,162
Investing Activities
Property additions and dry hole costs	(466,880)	(148,964)	(1,333,039)	(827,007)
Acquisition of oil and natural gas properties	(5,134)	(23,022)	(28,647)	(24,405)
Net cash required by investing activities	(472,014)	(171,986)	(1,361,686)	(851,412)
Financing Activities
Retirement of debt	—	—	(227,489)	—
Early redemption of debt cost	(135)	—	(2,504)	—
Debt issuance	—	—	500,000	—
Debt issuance cost	(435)	—	(8,254)	—
Borrowings on revolving credit facility	275,000	125,000	700,000	475,000
Repayment of revolving credit facility	(275,000)	(175,000)	(800,000)	(325,000)
Issue costs of revolving credit facility	—	—	(12,274)	(18)
Repurchase of common stock, including excise tax	—	—	(777)	(102,620)
Cash dividends paid	(50,184)	(46,387)	(150,528)	(139,799)
Distributions to noncontrolling interest	—	(25,046)	(21,164)	(43,211)
Withholding tax on stock-based incentive awards	(647)	(15)	(8,496)	(7,669)
Finance lease obligation payments	(478)	(57)	(1,348)	(543)
Net cash required by financing activities	(51,879)	(121,505)	(32,834)	(143,860)
Effect of exchange rate changes on cash and cash equivalents	(197)	389	16	(499)
Net increase (decrease) in cash and cash equivalents	16,426	46,329	123,105	2,391
Cash and cash equivalents at beginning of period	483,875	379,631	377,196	423,569
Cash and cash equivalents at end of period	$500,301	$425,960	$500,301	$425,960

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$500,301	$377,196
Other current assets	564,811	439,516
Total current assets	$1,065,112	$816,712
Property, plant and equipment, net	8,711,907	8,136,346
Operating lease assets, net	643,138	805,464
Other long-term assets	61,209	74,104
Total assets	$10,481,366	$9,832,626
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$11,229	$2,514
Accounts payable	622,800	572,183
Operating lease liabilities	229,478	278,834
Other current liabilities	258,796	209,218
Total current liabilities	$1,122,303	$1,062,749
Long-term debt, including finance lease obligation	1,623,123	1,382,566
Asset retirement obligations	1,018,528	970,908
Non-current operating lease liabilities	424,278	537,773
Other long-term liabilities	739,621	641,933
Total liabilities	$4,927,853	$4,595,929
Murphy Shareholders' Equity	5,384,923	5,118,380
Noncontrolling interest	168,590	118,317
Total liabilities and equity	$10,481,366	$9,832,626

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2026	2025	2026	2025
Net income (loss) attributable to Murphy (GAAP) ¹	$171.1	$(3.0)	$456.3	$92.3
Discontinued operations (income) loss	0.2	0.5	1.2	(0.2)
Net income (loss) from continuing operations attributable to Murphy	171.3	(2.5)	457.5	92.1
Adjustments:
Impairment of assets [1]	—	92.0	—	92.0
Foreign exchange (gain) loss	(1.5)	(13.4)	(20.1)	20.9
Unrealized gain on derivative instruments	—	(2.5)	—	(3.9)
Total adjustments, before taxes	(1.5)	76.1	(20.1)	109.0
Income tax (benefit) expense related to adjustments	0.4	(15.5)	5.2	(23.8)
Tax benefits on investments in foreign areas	(11.8)	—	(11.8)	—
Total adjustments, after taxes	(12.9)	60.6	(26.7)	85.2
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$158.4	$58.1	$430.8	$177.3
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$1.08	$0.41	$2.95	$1.23
1  Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income (loss) as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2026
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
Other International	$—	$(11.8)	$(11.8)	$—	$(11.8)	$(11.8)
Corporate	(1.5)	0.4	(1.1)	(20.1)	5.2	(14.9)
Total adjustments	$(1.5)	$(11.4)	$(12.9)	$(20.1)	$(6.6)	$(26.7)

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2026	2025	2026	2025
Net income (loss) attributable to Murphy (GAAP) ¹	$171.1	$(3.0)	$456.3	$92.3
Income tax expense	39.3	4.1	166.3	37.9
Interest expense, net	24.2	24.7	78.1	73.3
Depreciation, depletion and amortization expense [1]	264.1	275.0	764.9	713.2
EBITDA attributable to Murphy (Non-GAAP) [1]	$498.7	$300.8	$1,465.6	$916.7
Exploration expenses [1]	33.0	32.5	155.1	57.3
EBITDAX attributable to Murphy (Non-GAAP) [1]	$531.7	$333.3	$1,620.7	$974.0

EBITDA attributable to Murphy (Non-GAAP) [1]	$498.7	$300.8	$1,465.6	$916.7
Impairment of assets [1]	—	92.0	—	92.0
Foreign exchange (gain) loss	(1.5)	(13.4)	(20.1)	20.9
Accretion of asset retirement obligations [1]	13.5	13.2	39.8	38.6
Unrealized gain on derivative instruments	—	(2.5)	—	(3.9)
Discontinued operations (income) loss	0.2	0.5	1.2	(0.2)
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$510.9	$390.6	$1,486.5	$1,064.1
Exploration expenses [1]	33.0	32.5	155.1	57.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$543.9	$423.1	$1,641.6	$1,121.4
1  Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX excludes certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income (loss) or cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
SCHEDULE OF FREE CASH FLOW, ADJUSTED FREE CASH FLOW AND NET DEBT (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2026	2025	2026	2025
Net cash provided by continuing operations activities (GAAP)	$540.5	$339.4	$1,517.6	$998.2
Exclude: increase (decrease) in non-cash working capital	(25.5)	28.4	15.0	20.5
Operating cash flow excluding working capital adjustments (Non-GAAP)	515.0	367.8	1,532.6	1,018.7
Less: property additions and dry hole costs [1]	(466.8)	(149.0)	(1,333.0)	(827.0)
Free cash flow (Non-GAAP)	$48.2	$218.8	$199.6	$191.7
Adjustments:
Cash dividends paid	(50.2)	(46.4)	(150.5)	(139.8)
Distributions to noncontrolling interest	—	(25.0)	(21.2)	(43.2)
Debt costs	(0.6)	—	(23.0)	—
Withholding tax on stock-based incentive awards	(0.7)	—	(8.5)	(7.7)
Acquisition of oil and natural gas properties	(5.1)	(23.0)	(28.6)	(24.4)
Adjusted free cash flow (Non-GAAP)	$(8.4)	$124.4	$(32.2)	$(23.4)
1 Property additions for the nine months ended September 30, 2025 include a payment of $125.0 million for the purchase of a floating production, storage, and offloading vessel in the Gulf of America, including amounts attributable to a noncontrolling interest in MP GOM.

(Millions of dollars)	September 30, 2026	December 31, 2025
Current maturities of long-term debt, finance lease	$11.2	$2.5
Total notes payable, net of unamortized discount	1,539.6	1,272.4
Finance lease obligation, long-term	83.5	10.1
Senior unsecured revolving credit facility	—	100.0
Total debt including current maturities (GAAP)	$1,634.3	$1,385.0
Less: Cash and cash equivalents	500.3	377.2
Net Debt (Non-GAAP)	$1,134.0	$1,007.8

Non-GAAP Financial Measures
Presented above is a reconciliation of net cash provided by continuing operations activities to free cash flow (FCF), adjusted FCF and net debt. Net debt is defined as total debt, including long-term and current maturities of notes payable and finance lease obligations, net of cash and cash equivalents. Management believes FCF and adjusted FCF are important information to provide because they are additional measures of liquidity and are used by management to evaluate the Company’s ability to internally generate cash, excluding the timing impacts of working capital, and to measure funds available for investing and financing activities. Management also believes this information may be useful to investors and analysts to monitor the Company’s financial health over time. Management believes net debt may be useful to investors and analysts to gain a better understanding of the Company’s financial position across periods on a consistent basis. The Company’s definition of net debt is limited and does not wholly represent the Company’s ability to service debt due to the absence of other obligations or payments. FCF, adjusted FCF and net debt are non-GAAP financial measures and should not be considered a substitute for net cash provided by operating, investing, financing activities and other measures prepared in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$681.7	$222.4	$613.7	$28.9
Canada	169.5	20.9	108.0	(6.1)
Other	—	(16.1)	0.1	(12.0)
Total exploration and production	851.2	227.2	721.8	10.8
Corporate	3.7	(31.5)	11.2	(18.6)
Total from continuing operations	854.9	195.7	733.0	(7.8)
Discontinued operations, net of tax	—	(0.2)	—	(0.5)
Total including noncontrolling interest	$854.9	$195.5	$733.0	$(8.3)
Less: Net income (loss) attributable to noncontrolling interest		24.4		(5.3)
Net income (loss) attributable to Murphy		$171.1		$(3.0)

	Nine Months Ended September 30, 2026		Nine Months Ended September 30, 2025
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$2,001.2	$653.3	$1,676.7	$223.3
Canada	508.3	104.4	402.0	45.8
Other	2.9	(128.9)	3.0	(30.4)
Total exploration and production	2,512.4	628.8	2,081.7	238.7
Corporate	4.4	(99.9)	12.6	(122.7)
Total from continuing operations	2,516.8	528.9	2,094.3	116.0
Discontinued operations, net of tax	—	(1.2)	—	0.2
Total including noncontrolling interest	$2,516.8	$527.7	$2,094.3	$116.2
Less: Net income attributable to noncontrolling interest		71.4		23.9
Net income attributable to Murphy		$456.3		$92.3
1  Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2026	2025	2026	2025
United States – Onshore
Lease operating expense	$9.75	$7.04	$9.47	$8.75
Severance and ad valorem taxes	2.98	2.44	3.36	2.74
Depreciation, depletion and amortization expense	32.03	30.30	31.88	29.95

United States – Offshore [1]
Lease operating expense	$11.08	$16.79	$10.89	$19.64
Severance and ad valorem taxes	0.13	0.12	0.13	0.11
Depreciation, depletion and amortization expense	18.48	16.06	18.30	16.16

Canada – Onshore
Lease operating expense	$4.22	$3.94	$5.02	$4.73
Severance and ad valorem taxes	0.12	0.06	0.14	0.06
Depreciation, depletion and amortization expense	4.36	4.38	4.56	4.32

Canada – Offshore
Lease operating expense	$27.52	$24.96	$20.88	$19.05
Depreciation, depletion and amortization expense	10.36	11.53	10.74	10.03

Total E&P continuing operations [1]
Lease operating expense	$8.46	$9.61	$8.76	$11.64
Severance and ad valorem taxes	0.77	0.64	0.85	0.61
Depreciation, depletion and amortization expense [2]	15.24	14.67	15.66	14.06

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$8.20	$9.39	$8.56	$11.46
Severance and ad valorem taxes	0.79	0.66	0.87	0.63
Depreciation, depletion and amortization expense [2]	15.28	14.71	15.70	14.08
1  Includes amounts attributable to a noncontrolling interest in MP GOM.
2  Excludes expenses attributable to the Corporate segment.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2026	2025	2026	2025
Exploration and production
United States [1]	$226.4	$113.8	$761.7	$614.3
Canada	21.2	26.2	147.6	127.3
Other	188.1	47.0	488.3	116.8
Total	435.7	187.0	1,397.6	858.4

Corporate	10.9	2.2	27.2	9.2
Total capital expenditures - continuing operations [1]	446.6	189.2	1,424.8	867.6

Less: capital expenditures attributable to noncontrolling interest	24.4	2.3	61.6	27.0
Total capital expenditures - continuing operations attributable to Murphy [2]	$422.2	$186.9	$1,363.2	$840.6

Charged to exploration expenses [3]
United States [1]	6.5	20.7	23.8	28.0
Canada	—	0.2	—	0.3
Other	24.1	8.7	124.2	22.3
Total charged to exploration expenses - continuing operations [1,3]	30.6	29.6	148.0	50.6

Less: charged to exploration expenses attributable to noncontrolling interest	0.2	—	0.2	0.1
Total charged to exploration expenses - continuing operations attributable to Murphy	30.4	29.6	147.8	50.5

Total capitalized - continuing operations attributable to Murphy	$391.8	$157.3	$1,215.4	$790.1
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2  For the three months ended September 30, 2026, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $5.1 million (2025: $23.0 million), is $417.1 million (2025: $163.9 million). For the nine months ended September 30, 2026, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $28.6 million (2025: $24.4 million), is $1,334.6 million (2025: $816.2 million).
3  For the three and nine months ended September 30, 2026, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $2.5 million (2025: $2.9 million) and $7.2 million (2025: $6.8 million), respectively.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2026	2025	2026	2025
Net crude oil and condensate
United States - Onshore	30,157	34,703	28,509	26,797
United States - Offshore [1]	48,183	56,071	50,300	56,835
Canada - Onshore	3,901	3,495	3,899	2,799
Canada - Offshore	6,972	5,518	7,945	6,658
Other	237	278	234	276
Total net crude oil and condensate	89,450	100,065	90,887	93,365
Net natural gas liquids
United States - Onshore	7,580	8,042	6,741	5,905
United States - Offshore [1]	4,059	4,500	4,110	4,344
Canada - Onshore	543	442	547	491
Total net natural gas liquids	12,182	12,984	11,398	10,740
Net natural gas – thousands of cubic feet per day
United States - Onshore	34,923	39,411	33,629	32,711
United States - Offshore [1]	44,721	50,477	48,327	51,528
Canada - Onshore	464,262	473,431	399,298	425,342
Total net natural gas	543,906	563,319	481,254	509,581
Total net hydrocarbons - including NCI [2,3]	192,283	206,936	182,494	189,035
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,286)	(5,998)	(5,349)	(5,950)
Net natural gas liquids – barrels per day	(197)	(228)	(206)	(214)
Net natural gas – thousands of cubic feet per day	(1,829)	(1,963)	(1,913)	(1,715)
Total noncontrolling interest [2,3]	(5,788)	(6,553)	(5,874)	(6,450)
Total net hydrocarbons - excluding NCI [2,3]	186,495	200,383	176,620	182,585
1  Includes net volumes attributable to a noncontrolling interest in MP GOM.
2  Natural gas converted on an energy equivalent basis of 6:1.
3  NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2026	2025	2026	2025
Net crude oil and condensate
United States - Onshore	30,157	34,703	28,509	26,797
United States - Offshore [1]	47,856	57,903	50,124	56,849
Canada - Onshore	3,901	3,495	3,899	2,799
Canada - Offshore	6,975	5,513	8,249	8,114
Other	—	—	150	152
Total net crude oil and condensate	88,889	101,614	90,931	94,711
Net natural gas liquids
United States - Onshore	7,580	8,042	6,741	5,905
United States - Offshore [1]	4,059	4,500	4,110	4,344
Canada - Onshore	543	442	547	491
Total net natural gas liquids	12,182	12,984	11,398	10,740
Net natural gas – thousands of cubic feet per day
United States - Onshore	34,923	39,411	33,629	32,711
United States - Offshore [1]	44,721	50,477	48,327	51,528
Canada - Onshore	464,262	473,431	399,298	425,342
Total net natural gas	543,906	563,319	481,254	509,581
Total net hydrocarbons - including NCI [2,3]	191,722	208,484	182,538	190,381
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,234)	(6,273)	(5,320)	(5,954)
Net natural gas liquids – barrels per day	(197)	(228)	(206)	(214)
Net natural gas – thousands of cubic feet per day	(1,829)	(1,963)	(1,913)	(1,715)
Total noncontrolling interest [2,3]	(5,736)	(6,828)	(5,845)	(6,454)
Total net hydrocarbons - excluding NCI [2,3]	185,986	201,656	176,693	183,927
1  Includes net volumes attributable to a noncontrolling interest in MP GOM.
2  Natural gas converted on an energy equivalent basis of 6:1.
3  NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Crude oil and condensate – dollars per barrel
United States - Onshore	$86.48	$65.48	$86.29	$66.24
United States - Offshore [1]	89.38	67.00	86.40	67.81
Canada - Onshore [2]	78.40	56.33	77.66	59.46
Canada - Offshore [2]	108.21	69.42	97.33	70.17
Other [2]	—	—	71.04	72.97
Natural gas liquids – dollars per barrel
United States - Onshore	23.89	18.57	21.82	19.92
United States - Offshore [1]	20.12	20.18	19.35	21.85
Canada - Onshore [2]	33.66	26.88	32.05	32.54
Natural gas – dollars per thousand cubic feet
United States - Onshore	2.54	2.64	2.89	2.87
United States - Offshore [1]	3.50	3.39	4.22	3.73
Canada - Onshore [2]	1.63	1.22	1.84	1.68
1  Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF NOVEMBER 2, 2026 (unaudited)

			Volumes (MMCF/D)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	59	C$3.00	10/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	9.5	C$3.14	1/1/2027	12/31/2027
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.